UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

Dendreon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30681	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Suite 3200, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 4, 2012, Dendreon Corporation (the “Company”) entered into an amendment (the “Amendment”) with Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC) (the “Rights Agent”), which amends that certain Rights Agreement, dated as of September 18, 2002, between the Company and the Rights Agent (the “Rights Agreement”) and is intended to help preserve under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the value of the net operating loss carryovers and other deferred tax assets of the Company (collectively, the “Tax Attributes”). Among other things, the Amendment reduces the threshold at which a person or group becomes an “Acquiring Person” under the Rights Agreement from 20% to 4.95% of the Company’s then-outstanding shares of common stock. The Rights Agreement, as amended, exempts any stockholder whose beneficial ownership as of May 7, 2012 was or exceeded 4.95% of the Company’s then-outstanding shares of common stock from becoming an “Acquiring Person” so long as any such stockholder does not acquire any additional common stock.

The Company’s ability to use its Tax Attributes would be substantially limited by Section 382 of the Code if there was an “ownership change”. This would occur if the Company’s “5-percent shareholders” (as defined under Section 382) increase their collective ownership in the Company by more than 50 percentage points over a rolling three-year period. The Rights Agreement was amended to reduce the likelihood of an unintended “ownership change” occurring as a result of ordinary buying and selling of the Company’s common stock.

The rights issued pursuant to the Rights Agreement, as amended, will expire at the earlier of (i) May 3, 2015, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, (iv) the repeal of Section 382 of the Code if the Company’s board of directors (the “Board of Directors”) determines the Rights Agreement, as amended, is no longer necessary for the preservation of the Tax Attributes or (v) the beginning of the taxable year of the Company to which the Board of Directors determines that no Tax Attributes may be carried forward.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Amendment described in Item 3.03 above, the Board of Directors approved an amendment to the Certificate of Designation of Series A Junior Participating Preferred Stock to increase the number of shares of preferred stock of the Company designated as “Series A Junior Participating Preferred Stock” from 1,000,000 shares to 2,500,000 shares. The Certificate of Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Amendment”) reflecting such amendment was filed with the Secretary of State of the State of Delaware and became effective on May 4, 2012. The Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock

4.1	Amendment No. 1, dated as of May 4, 2012, to Rights Agreement, dated as of September 18, 2002, between Dendreon Corporation and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: May 7, 2012	/s/ Christine Mikail Cvijic
Christine Mikail Cvijic
Executive Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Designation of Series A Junior Participating Preferred Stock

4.1	Amendment No. 1, dated as of May 4, 2012, to Rights Agreement, dated as of September 18, 2002, between Dendreon Corporation and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC), as rights agent